Relocation Agreement

AVX Corporation (the “Company“) and ______________ (the “Employee”) agree to the following arrangement in connection with the Employee’s relocation near the Company’s facility in Fountain Inn, South Carolina (the “Facility”).

1. Based on the average of three independent appraisals of the Employee’s current residence near Myrtle Beach (the “Prior Residence”) arranged by the Company and the Employee, the Company agrees to purchase the Prior Residence for $_____________ (the “Purchase Price” – based on appraisal average). The Company agrees to purchase the Prior Residence and pay the Purchase Price to the Employee up to three weeks prior to the Employee’s purchase of a residence near the Facility (the “New Residence”), but no later than ______________, 2010.

2. The Employee agrees within a reasonable time following the date the Purchase Price is paid by the Company to vacate the Prior Residence and settle any outstanding debts and any accrued but unpaid obligations in connection with the Prior Residence and cooperate with the Company to take any steps necessary to complete the transaction and its documentation.

3. Up to three weeks prior to the Employee purchasing a home near the Facility, the Company agrees to pay the Employee a $___________ incidental allowance (the “Incidental Allowance”).

4. If the Employee voluntarily leaves the employment of the Company prior to the later of relocating to the New Residence or completion of the Company purchase of the Prior Residence and its documentation, Employee shall immediately repurchase the Prior Residence for an amount equal to the Purchase Price and shall repay the Incidental Allowance.

5. The Company agrees to pay for all costs (excluding costs in connection with the repayment of any outstanding debts and any accrued but unpaid obligations in connection with the Prior Residence) related to the transfer of the title to the Prior Residence to the Company or the closing costs related to the Employee sale of the Prior Residence to a third party. All such expenses must be documented to the satisfaction of the Company.

6. The Company agrees to reimburse the Employee for reasonable costs related to a reasonable number of house hunting trips, and closing costs (excluding costs related to the Employee’s financing of the New Residence) in connection with the purchase of the New Residence. All such expenses must be documented to the satisfaction of the Company.

7. The Company agrees to pay for the reasonable expenses of packing and moving of the Employee’s household goods and related family travel costs from the Prior Residence to the New Residence. All such expenses must be documented to the satisfaction of the Company.

8. The Company agrees to reimburse, on a fully grossed up basis, the Employee for the incremental Federal, State and Local income tax costs incurred by the Employee as a result of such reimbursements or payments becoming taxable to the Employee. All such tax liabilities must be documented to the satisfaction of the Company.

9. If the Employee voluntarily leaves the employment of the Company within one year of the later of the Company purchasing the Prior Residence or the Employee purchasing the New Residence, the Employee shall repay the Incidental Allowance and any and all reimbursements and/or payments received under this Agreement.

10. If Employee is entitled to be paid or reimbursed for any expenses under Sections 5, 6, 7 or 8 of this Agreement, and such payments or reimbursements are includable in Employee's federal gross taxable income, the amount of such expenses reimbursable or payable in one calendar year shall not affect the amount reimbursable or payable in any other calendar year, and the reimbursement or payment of an eligible expense shall be paid promptly after Employee provides the Company with documentation of such expense reasonably acceptable to the Company, but in no event later than December 31 of the year after the year in which the expense was incurred. Employee's rights to payment or reimbursement of expenses under this Agreement shall expire at the end of two years after the date of this Agreement.

11. If Employee is entitled to any tax gross-up payment under Section 8 of this Agreement, such payment shall be paid by Company to the Employee promptly after Employee provides the Company with documentation of the amount and payment of the tax liability, but in no event later than December 31 of the year after the year in which the related taxes are remitted to the applicable taxing authorities.

12. The Employee agrees that if the Employee voluntarily leaves the employment of the Company, the Employee shall not, directly or indirectly, either for himself or for any other Person, participate in any business or enterprise which is in competition with the Business as conducted or proposed to be conducted by the Company or a subsidiary as of the date the Employee’s employment with the Company ends for a two year period from such date (such period is referred to as the “Non-Competition Period”). “Business” means, as of the date hereof, the business of developing, manufacturing, marketing, or selling ______________________________and shall include any other business engaged in or proposed to be engaged in by the Company or a subsidiary as of the date the Employee’s employment with the Company ends. This restriction includes, but is not limited to _____________________________, or any of their affiliates or subsidiaries. For purposes of this Agreement, the term “Participate” includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided that the term “Participate” shall not include ownership of less than one percent of the stock of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Employee agrees that this non-competition covenant is reasonable with respect to its duration, geographical area and scope.

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Employee/Date                    On behalf of AVX Corporation/Title/Date